UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   May 16, 2024

Transcat, Inc.
(Exact name of registrant as specified in its charter)
Ohio	000-03905	16-0874418
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
35 Vantage Point Drive, Rochester, New York	14624
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code	(585) 352-7777

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.50 par value	TRNS	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Amendment No. 1 to Form 8-K (“Amendment No. 1”) amends and restates the Form 8-K filed by Transcat, Inc. on May 20, 2024 (the “Initial Form 8-K”) solely to correct an administrative error in the date of issuance of a restricted stock award. Other than as set forth in this Amendment No. 1, no changes have been made to the Initial Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 16, 2024, James M. Jenkins notified the board of directors of Transcat, Inc. (the “Company”) of his intention to resign as Chief Legal and Corporate Development Officer of the Company effective as of June 1, 2024. To compensate Mr. Jenkins for assisting in the transition of his duties, on May 31, 2024 the Company will grant Mr. Jenkins a fully vested restricted stock award issued pursuant to the Company’s 2021 Stock Incentive Plan with a number of shares equal to $30,000 based on the closing price of the Company’s common stock on May 30, 2024, as reported on the Nasdaq Global Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSCAT, INC.

Dated: May 22, 2024	By:	/s/ Thomas L. Barbato
	Name:	Thomas L. Barbato
	Title:	Senior Vice President of Finance and Chief Financial Officer